================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 Proxy Statement
       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
      240.14a-12


                          PEDIATRIX MEDICAL GROUP, INC.
                (Name of Registrant as specified in its Charter)


                          PEDIATRIX MEDICAL GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)



Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement no.:

        (3) Filing Parties:

        (4) Date Filed:
================================================================================

                          PEDIATRIX MEDICAL GROUP, INC.
                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 8, 2000
                        ---------------------------------




To the Shareholders of
Pediatrix Medical Group, Inc.

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), will be held at 9:00 a.m., local time, on Monday, May 8, 2000, at the Sheraton Suites, 311 North University Drive, Plantation, Florida, 33324 for the following purposes:

         (1) To elect six members to the Company's Board of Directors to hold office until their terms shall expire or until their successors are duly elected and qualified;

         (2) To transact such other business as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on March 15, 2000 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                        By Order of the Board of Directors,



                                        Roger J. Medel, M.D., M.B.A.
                                        President and Chief Executive Officer



Sunrise, Florida
April 14, 2000



THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                          PEDIATRIX MEDICAL GROUP, INC.
                        --------------------------------

                                 PROXY STATEMENT
                        --------------------------------

                     DATE, TIME AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for use at the 2000 Annual Meeting of Shareholders of the Company, to be held on the 8th day of May, 2000, at the Sheraton Suites, 311 North University Drive, Plantation, Florida 33324 or any adjournment(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock is April 14, 2000. The complete mailing address, including zip code, of the principal executive offices of the Company is 1301 Concord Terrace, Sunrise, FL 33323.


                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.


                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         1. The election of six directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         2. Such other business as may properly come before the Annual Meeting, including any adjournments thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the election of the six nominees for director named below; and (ii) in favor of all other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors has set the close of business on March 15, 2000 (the "Record Date"), as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were 15,625,265 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval.

         The attendance, in person or by proxy, of the holders of shares of Common Stock representing a majority of the outstanding shares of such stock is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock shall be elected as directors. An affirmative vote of a majority of the Shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval of any other matter that may be submitted to a vote of the shareholders. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker" or "nominee" non-votes (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time-to-time without further notice.


                               SECURITY OWNERSHIP

         The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of March 15, 2000 for (a) each person known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (b) each director (including nominees) who owns any such shares, (c) each Named Executive Officer who owns any such shares (see "Executive Compensation and Other Information--Summary of Cash and Certain Other Compensation"), and (d) the directors and executive officers of the Company as a group:

                                                                                       Common Stock
                                                                                  Beneficially Owned(2)
                                                                                  ---------------------
Name of Beneficial Owner(1)                                                   Shares                Percent
---------------------------                                                   ------                -------
Roger J. Medel, M.D., M.B.A.(3)...................................           1,786,875              10.73%
Lawrence M. Mullen(4).............................................             257,427               1.62%
Karl B. Wagner(5) ................................................              34,234               *
Kristen Bratberg(6)...............................................             303,702               1.91%
Bruce A. Jordan(7)................................................              25,202               *
G. Eric Knox, M.D.(8).............................................               1,000               *
M. Douglas Cunningham, M.D.(9)....................................                 300               *
Cesar L. Alvarez(10)..............................................               5,000               *
Michael B. Fernandez(11)..........................................              39,400               *
Waldemar A. Carlo, M.D.(12).......................................               1,667               *
Southeastern Asset Management, Inc.(13)...........................           2,056,500              13.16%
Wasatch Advisors, Inc.(14)........................................           2,029,764              12.99%
Zak Capital, Inc.(15).............................................           1,005,695               6.44%
All directors and executive officers
  as a group (11 persons)(16).....................................           2,510,851              14.49%

----------------------
*      Less than one percent.

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 1301 Concord Terrace, Sunrise, FL 33323.

(2) Based on 15,625,265 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common Stock which a person has the right to acquire within 60 days of March 15, 2000 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes (i) 240 shares owned by Dr. Medel's children, as to which Dr. Medel disclaims beneficial ownership, (ii) 693,665 shares held by Medel Family Limited Partnership, L.P., a Delaware limited partnership, (iii) 27,970 shares held by Medel Investments, Inc., a Nevada corporation, (iv) 35,000 shares directly owned (v) 953,333 shares subject to presently exercisable options, and (vi) 76,667 shares subject to presently exercisable options held by his wife.

(4) Includes (i) 7,427 shares directly owned, 2,427 of which were acquired through the Employee Stock Purchase Plan, and (ii) 250,000 shares subject to presently exercisable options.

(5) Includes (i) 104 shares accumulated through the Company's 401(k) Thrift and Profit Sharing Plan, (ii) 795 shares directly owned that were acquired through Employee Stock Purchase Plan, and (iii) 33,335 shares subject to presently exercisable options

(6) Includes (i) 3,702 shares directly owned, 2,702 of which were acquired through the Employee Stock Purchase Plan and (ii) 300,000 shares subject to presently exercisable options.

(7) Includes (i) 202 shares directly owned which were acquired through the Employee Stock Purchase Plan, and (ii) 25,000 shares subject to presently exercisable options.

(8)    Includes 1,000 shares directly owned.

(9)    Includes  300 shares directly owned.

(10) All 5,000 shares are subject to presently exercisable options. The address of Mr. Alvarez is 1221 Brickell Avenue, 22nd Floor, Miami, Florida 33131.

(11) Includes (i) 34,400 shares directly owned, and (ii) 5,000 shares which are subject to presently exercisable options. The address of Mr. Fernandez is 2333 Ponce de Leon Boulevard, Suite 303, Coral Gables, Florida 33134.

(12) All 1,667 shares are subject to presently exercisable options. The address for Dr. Carlo is 525 New Hillman Building, Birmingham, AL 35233.

(13) Southeastern Asset Management, Inc., a registered investment advisor, is deemed to have beneficial ownership of 2,056,500 shares based on the most recent Schedule 13G. The address for Southeastern Asset Management, Inc. is 6075 Poplar Avenue, Suite 900, Memphis, TN 38119.

(14) Wasatch Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 2,029,764 shares based on the most recent
       Schedule 13G. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(15) Zak Capital, Inc., a registered investment advisor, is deemed to have beneficial ownership of 1,005,695 shares based on the most recent
       Schedule 13G. The address of Zak Capital, Inc. is 100 N. Sixth Street, Ste. 476 A, Minneapolis, MN 55403.

(16)   Includes 1,703,336 shares subject to presently exercisable options.

                              ELECTION OF DIRECTORS

                                (Proposal No. 1)

         The Company's Amended and Restated Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall consist of not less than one member, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The Company's Bylaws provide that the number of directors shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors. The Board of Directors has fixed six as the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 2001 Annual Meeting of Shareholders, expected to be held in May 2001, or until his successor has been duly elected and qualified.


Nominees

         Each of the incumbent directors has been nominated as a director to be elected at the Annual Meeting by the holders of Common Stock and proxies will be voted for such persons absent contrary instructions. See "Management -- Executive Officers and Directors" for the biographies of the incumbent directors.

         The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

         Dr. Medel has served as a director since 1979. Mr. Fernandez has served as a director since October 1995. Dr. Cunningham has served as a director since October 1996. Mr. Alvarez has served as a director since March 1997. Dr. Carlo has served as a director since June 1999. Dr. Knox has served as a director since October 1999.



                                   MANAGEMENT


Executive Officers and Directors

         The executive officers and directors of the Company are as follows:

                    Name                          Age                      Position with the Company
---------------------------------------------    ------     --------------------------------------------------------
Roger J. Medel, M.D., M.B.A. ............         53        President, Chief Executive Officer and Director
Lawrence M. Mullen ......................         57        Vice President and Chief Operating Officer
Karl B. Wagner ..........................         34        Chief Financial Officer
Kristen Bratberg ........................         37        Executive Vice President, Corporate Development
Joseph M. Calabro........................         39        Executive Vice President, Management
Bruce A. Jordan .........................         46        Vice President, General Counsel and Corporate Secretary
G. Eric Knox, M.D........................         57        President, Obstetrix Medical Group, Inc. and Director
M. Douglas Cunningham, M.D...............         60        Director
Cesar L. Alvarez(1)(2) ..................         52        Director
Michael B. Fernandez(1)(2)...............         47        Director
Waldemar A. Carlo, M.D...................         47        Director

-----------------
(1)      Member of Compensation Committee
(2)      Member of Audit Committee.

         Roger J. Medel, M.D., M.B.A. has held the position of President, Chief Executive Officer and director of Pediatrix since he founded the Company in 1979 with Dr. Gregory Melnick. Dr. Medel has been an instructor in pediatrics at the University of Miami and participates as a member of several medical and professional organizations. Dr. Medel also holds a Masters Degree in Business Administration from the University of Miami. Dr. Medel served on the boards of directors of Sechrist Industries Inc. and ARC Broward Inc., and currently serves on the board of directors of Physicians Healthcare Plans, Inc. and the Sheriff's Foundation of Broward County, Inc.

         Lawrence M. Mullen joined the Company in May 1995. Mr. Mullen has held the position of Vice President and Chief Operating Officer of Pediatrix since August 1998. Prior to his appointment as Chief Operating Officer, Mr. Mullen served as the Company's Vice President and Chief Financial Officer. Mr. Mullen was Senior Vice President and Chief Financial Officer of Medical Care America, Inc. from May 1993 until its acquisition by Columbia/HCA Healthcare Corporation in September 1994. Mr. Mullen served as a consultant to Columbia/HCA from November 1994 until joining Pediatrix. Prior to joining Medical Care America, Inc., Mr. Mullen was a partner of KPMG LLP, where he was employed from 1964 to 1993.

         Karl B. Wagner joined Pediatrix Medical Group, Inc. in May 1997 and was appointed Chief Financial Officer in August 1998. Prior to his appointment, Mr. Wagner served as Controller, and was responsible for all accounting and financial operations, including Securities and Exchange Commission reporting. Prior to joining Pediatrix, Mr. Wagner was Chief Financial Officer for the East Region of Columbia/HCA's Ambulatory Surgery Division from January 1995 until joining the Company. From July 1993 through January 1995, Mr. Wagner was Assistant Controller of Medical Care International, Inc., a subsidiary of Medical Care America, Inc.

         Kristen Bratberg joined the Company in November 1995 as Vice President, Business Development. In January 2000 he was appointed Executive Vice President, Corporate Development. Prior to joining the Company, Mr. Bratberg was employed by Dean Witter Reynolds Inc. in the Corporate Finance Department from May 1987 to November 1995, most recently as a Senior Vice President specializing in the healthcare industry.

         Joseph M. Calabro joined the Company in January 1996 as Chief Information Officer. In January 2000 he was appointed Executive Vice President, Management. Prior to joining the Company, Mr. Calabro was employed by Ambulatory Surgery Group of Columbia/HCA as Director of Information Technology from 1994 to January 1996 and in various other operational and technology roles from 1987 to 1994.

         Bruce A. Jordan joined the Company in April 1997 as Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, Mr. Jordan was Vice President and General Counsel of Del Monte Fresh Produce Company ("Del Monte") from May 1994 until joining the Company, and from October 1990 until May 1994 he served as Assistant General Counsel of Del Monte.

         G. Eric Knox, M.D. was appointed as a director in October 1999. Dr. Knox has been employed by Obstetrix Medical Group, Inc., a wholly-owned subsidiary of the Company, since August 1999 as Chief Medical Officer, and was promoted to President in January 2000. Prior to that, Dr. Knox was Director and perinatologist at The Perinatal Center at Abbot-Northwestern Hospital in Minneapolis, Minnesota, from July 1978 through July 1999. From 1983 through 1999 he was the Medical Director and Chairman of the Risk Management Council at Abbott-Northwestern Hospital and Medical Director of MMI Companies, Inc. He is a Professor of the Department of OB/GYN at the University of Minnesota Medical School. Dr. Knox has written and co-authored numerous publications in the fields of perinatology, risk management and organizational safety.

         M. Douglas Cunningham, M.D. has been employed by the Company since June 1996. Dr. Cunningham served as Vice President and Chief Medical Officer from June 1996 to June 1997, at which time he was appointed Vice President, Regional Medical Operations. In October 1999, Dr. Cunningham was appointed Vice President, Medical Coding. In October 1996, Dr. Cunningham was appointed director. Dr. Cunningham has over 25 years experience as a practicing neonatologist and professor of pediatrics and neonatology. From 1988 until joining the Company, Dr. Cunningham served as the Senior Vice President, Medical Operations with Infant Care Management Services, Inc. Dr. Cunningham has also served as a professor at several medical schools, most recently as a Clinical Professor of Pediatrics at the University of California, Irvine, and has published numerous medical articles.

         Cesar L. Alvarez was appointed as a director in March 1997. Mr. Alvarez was elected President and Chief Executive Officer of the law firm of Greenberg Traurig, LLP. Mr. Alvarez has been a lawyer with this firm for over 20 years. Mr. Alvarez also serves as a director of Atlantis Plastics, Inc., TexPack, N.V., Watsco, Inc., Union Planters Bank (Florida), Avborne, Inc. and Koning Restaurants International.

         Michael B. Fernandez was appointed as a director in October 1995. Mr. Fernandez has served since 1992 as Chairman of the Board and Chief Executive Officer of Physicians Healthcare Plans, Inc., a Florida-based health maintenance organization. Prior to that time, Mr. Fernandez served from 1990 to 1992 as Executive Vice President of Product Development and Marketing as well as Chief Executive Officer of certain indemnity subsidiaries of CAC-United Healthcare Plans of Florida, Inc., a publicly-held managed care company.

         Waldemar A. Carlo, M.D. was appointed as a director in June 1999. Dr. Carlo has served as Professor of Pediatrics and Director of the Division of Neonatology at the University of Alabama at Birmingham Medical School since 1991. Dr. Carlo also serves as Director of Newborn Nurseries at the University of Alabama Medical Center and the Children's Hospital of Alabama since 1991. Dr. Carlo participates as a member of several medical and professional organizations. He has also received numerous research awards and grants and has lectured extensively, both nationally and internationally.


Meetings and Committees of the Board of Directors

         The Board of Directors held 10 meetings during 1999 and took certain actions by unanimous written consent. Each director attended at least 75 percent of the aggregate of (i) the number of such meetings, and (ii) the number of meetings of committees of the Board of Directors held during 1999.

         Mr. Fernandez and Mr. Alvarez were members of the 1999 Audit Committee, which was established in January 1996. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, and (d) having general responsibility for all related auditing matters. The Audit Committee held four stand-alone meetings and participated in various meetings held by the full Board of Directors in 1999.

         Messrs. Fernandez and Alvarez were members of the 1999 Compensation Committee, with Mr. Alvarez as Chairman of the Compensation Committee. The Compensation Committee is responsible for setting and administering policies that govern annual compensation of the Company's executive officers. The Compensation Committee has the exclusive power and authority to make compensation decisions and make recommendations to the Board of Directors on compensation matters affecting the Company's executive officers. The Compensation Committee also administers the Company's stock option plan, stock purchase plans and incentive plans for executive officers. The Compensation Committee held two meetings in 1999.


Director Compensation

         The Company pays each director who is neither an employee nor is associated with one of the Company's principal shareholders an annual director's fee of $7,500, payable quarterly, a $1,000 fee for each meeting of the Board of Directors attended by such director and, if not held in conjunction with a regular meeting of the Board of Directors, a $500 fee for each committee meeting attended. In addition, each non-employee director not affiliated with one of the Company's principal shareholders (an "Outside Director") receives options to purchase 5,000 shares of Common Stock on such director's initial appointment to the Board, which options become fully exercisable on the one-year anniversary date of the grant. The unexercised portion of any option granted to an Outside Director becomes null and void three months after the date on which such Outside Director ceases to be a director of the Company for any reason. The Company also reimburses all directors for out-of-pocket expenses incurred in connection with the rendering of services as a director. Dr. Cunningham also serves as Vice President, Medical Coding pursuant to an employment agreement with the Company which provides for an annual salary of $400,000. During 1999, Dr. Cunningham received compensation of $623,543 including bonuses for services rendered to the Company as Regional Vice President of Medical Operations, a position he held prior to his current position. Dr. Knox served as Chief Medical Officer of Obstetrix Medical Group, Inc., a wholly-owned subsidiary of Company, pursuant to an employment agreement which provides for an annual salary of $250,000 plus an incentive bonus. During 1999, Dr. Knox received compensation of $188,000 including bonuses for services rendered to the Company.


Compensation Committee Interlocks and Insider Participation

         Mr. Fernandez, a member of the Company's Compensation Committee, is also a director and executive officer of Physicians Healthcare Plans, Inc. Dr. Medel serves on the Board of Directors of Physicians Healthcare Plans, Inc.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary of Cash and Certain Other Compensation

         The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the most highly compensated executive officers of the Company who were serving as executive officers at the end of the last completed fiscal year, whose total annual salary and bonus, determined as of the end of the last fiscal year, exceeded $100,000 (collectively, the "Named Executive Officers"), for the fiscal years ended December 31, 1999, 1998, and 1997.

                                            SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                                                                 Compensation
                                               Annual Compensation(1)          --------------
                                        -------------------------------------- No. of Securities    All Other
                                        Fiscal                                    Underlying       Compensation
 Name and Principal Position             Year      Salary($)      Bonus ($)         Options            (3)
 ---------------------------             ----      ---------      ---------         -------            ---
Roger J. Medel, M.D., M.B.A.             1999     $  400,000    $    100,000(2)      250,000 (4)    $   3,200
   President and Chief Executive         1998        400,000         782,350(2)       50,000            6,400
   Officer..........................     1997        400,000         100,000(2)      200,000            6,400

Lawrence M. Mullen                       1999     $  250,000    $    100,000(2)      100,000        $   3,200
   Vice President and Chief              1998        250,000         150,000(2)       50,000            6,400
   Operating Officer................     1997        250,000          50,000(2)       50,000            6,400

Karl B. Wagner                           1999     $  150,000    $     50,000(2)       80,000        $   3,200
   Vice President and Chief Financial    1998        105,000          50,000(2)       25,000            4,600
   Officer (5)......................     1997         n/a             n/a             n/a              n/a

Kristen Bratberg                         1999     $  300,000    $    655,283(2)      200,000        $   3,200
   Vice President, Business              1998        200,000       1,138,722          50,000            6,400
   Development......................     1997        200,000       1,017,077          50,000            6,400

Bruce A. Jordan                          1999     $  180,000    $     30,000(2)       30,000        $   3,200
   Vice President, General Counsel       1998        180,000          30,000(2)            0            6,400
   and Corporate Secretary (6)......     1997        117,778          20,000(2)       20,000            3,533

----------------------------------

(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits provided to each officer listed above is less than 10% of the total annual salary and bonus of such officer.
(2) Includes bonuses paid in a subsequent year for services performed in the year reported.
(3)    Reflects matching contributions to the Company's 401(k) plan.
(4)    Options granted on 1/27/99 were subsequently cancelled on 7/7/99.
(5) Mr. Wagner joined the Company as Controller in May 1997 and was appointed as Chief Financial Officer in August 1998.
(6)    Mr. Jordan joined the Company in April 1997.

Option Grants Table

         The following table sets forth certain information concerning grants of stock options made during fiscal 1999 to the Named Executive Officers.

                                                     Individual Option Grants in 1999 Fiscal Year
                                   ---------------------------------------------------------------------------------
                                                 % of Total
                                                   Options                                Potential Realizable Value
                                                 Granted to     Exercise                  at Assumed Annual Rates of
                                      Number      Employees      Price                     Stock Price Appreciation
                                    of Options    in Fiscal       Per       Expiration        For Option Term(1)
              Name                   Granted        1999        Share(2)       Date           5%            10%
              ----                   -------        ----        --------       ----           --            ---
Roger J. Medel, M.D., M.B.A......     250,000(3)   16.04%       $61.0000    01/27/2009     $9,590,643    $24,304,573

Lawrence M. Mullen...............      50,000       3.21%        61.0000    01/27/2009      1,918,129      4,860,915
                                       50,000       3.21%         7.8750    10/25/2009        247,627        627,536

Karl B. Wagner...................      25,000       1.60%        61.0000    01/27/2009        959,064      2,430,457
                                        5,000       0.32%        25.0000    03/02/2009         59,778        169,228
                                       50,000       3.21%         7.8750    10/25/2009        247,627        627,536

Kristen Bratberg.................      50,000       3.21%        61.0000    01/27/2009      1,918,129      4,860,915
                                      100,000       6.42%        22.0625    03/22/2009      1,387,499      3,516,194
                                       50,000       3.21%         7.8750    10/25/2009        247,627        627,536

Bruce A. Jordan..................      15,000       0.96%        61.0000    01/27/2009        575,439      1,458,274
                                       15,000       0.96%         7.8750    10/25/2009         74,288        188,261

-------------------
(1) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Common Stock.
(2) All options were granted at exercise prices equal to the fair market value of the Common Stock on the date of grant.

(3)    Options granted on 1/27/99 were subsequently cancelled on 7/7/99.

Stock Option Exercises and Year-End Option Value Table

         The following table sets forth certain information concerning option exercises in fiscal 1999, the number of stock options held by the Named Executive Officers as of December 31, 1999 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

                                 Number
                                   of                    Number of Unexercised     Value of Unexercised In-the-Money
                                 Shares                       Options at                       Options at
                                 Acquired                  December 31, 1999              December 31, 1999(1)
                                    on       Value    --------------------------     ------------------------------
             Name                Exercise   Realized  Exercisable  Unexercisable     Exercisable      Unexercisable
             ----                --------   --------  -----------  -------------     -----------      -------------

Roger J. Medel, M.D., M.B.A...       --        --       870,000        100,000        $240,000.00             $0.00
Lawrence M. Mullen............       --        --       200,000        150,000               0.00              0.00
Karl B. Wagner................       --        --        15,001         99,999               0.00              0.00
Kristen Bratberg..............       --        --       150,000        250,000               0.00              0.00
Bruce A. Jordan...............       --        --        13,333         36,667               0.00              0.00

-----------------
(1) The closing sale price for the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1999 was $7.00. Value is calculated by multiplying (a) the difference between $7.00 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Employment Contracts and Termination of Employment Agreements

         The Company has entered into employment agreements with certain of the executive officers (collectively the "Employment Agreements"). Pursuant to the Employment Agreements, Dr. Medel and Messrs. Bratberg, Wagner, and Jordan receive base salaries of $400,000, $300,000, $150,000 and $180,000, respectively. The Employment Agreements also provide that such executives are eligible to receive performance bonuses. The Employment Agreements provide for payments to the executives upon termination after a Change in Control (as defined) in an amount equal to 200% of average annual compensation for Dr. Medel, and 100% of the average annual compensation for each of Messrs. Bratberg, Wagner and Jordan for the five taxable years prior to such termination. The executive officers each hold options to purchase Common Stock granted under the Company's Amended and Restated Stock Option Plan. The Employment Agreements provide that, to the extent not already exercisable, such options will become exercisable if the executive's employment is terminated within a 12-month period after a Change in Control. The Employment Agreements further provide that each executive shall not compete with the Company during the employment term and for a period of one year thereafter following the termination of the agreement for any reason.


Compensation Committee Report on Executive Compensation

         Under rules established by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year.

         General. The Compensation Committee is comprised of independent directors and is responsible for setting and administering policies that govern annual compensation of the Company's executive officers, as well as the Company's stock option, employee stock purchase and incentive compensation plans. The Compensation Committee's general philosophy with respect to the compensation of the Company's executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. Such compensation programs include a base salary and an annual performance-based bonus as well as stock option plans and incentive plans designed to provide long-term incentives. In addition, the Compensation Committee may recommend the grant of discretionary bonuses to the Company's executive officers.

         In establishing the Company's executive compensation program, the Compensation Committee takes into account current market data and compensation trends for comparable companies, and gauges achievement of corporate and individual objectives. The base salaries of the Named Executive Officers have been fixed at levels which the Compensation Committee believes are competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities. Performance bonuses have been structured to reinforce the achievement of both short and long-term corporate objectives. The Company utilizes stock options to foster a long-term perspective aligned with that of its shareholders. The salaries for each of the Named Executive Officers is set forth in such executive's employment agreement.

         1999 Compensation for the Chief Executive Officer. Dr. Medel's employment agreement with the Company is for a five-year term, with a base salary of $400,000 per year, and he is also entitled to receive a performance bonus of $100,000 in each year that he meets or exceeds certain performance objectives determined by the Compensation Committee. In 1999, Dr. Medel received his performance bonus in addition to his base salary. Dr. Medel also has an Incentive Plan, pursuant to which he is also eligible to receive incentive compensation; however, in 1999 Dr. Medel did not receive incentive compensation pursuant to this plan. In determining Dr. Medel's overall compensation for 1999, the Compensation Committee evaluated the Company's performance during 1999, focusing on the following areas: (i) neonatal intensive care units managed by the Company, (ii) the number of perinatologists employed by Obstetrix Medical Group, Inc., a subsidiary of the Company, (iii) the number of patient days, and
(iv) revenues. The Compensation Committee believes that these achievements reflect the Chief Executive Officer's strategic leadership for the Company and, as a result, awarded the Chief Executive Officer the bonus set forth in the Summary Compensation Table.

         Policy on Deductibility of Incentive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended limits the tax deduction to $1 million for compensation paid to the Company's five most highly compensated executive officers, unless certain requirements are met. In order to comply with
Section 162(m), the Stock Option Plan limits the number of shares underlying options awardable during the 10-year term of the Stock Option Plan to any plan participant and is administered by a committee consisting only of "outside directors" (as defined in Section 162(m)). While the tax impact of any compensation is one factor to consider, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which maximize the Company's deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its shareholders.

                                Cesar L. Alvarez
                              Michael B. Fernandez

Performance Graph

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NYSE Composite Index, the NASD Composite Index and the NASD Health Index for the period of September 20, 1995 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) to December 31, 1999. The Company's Common Stock commenced trading on the New York Stock Exchange on September 11, 1996. It was previously traded on the Nasdaq National Market. The closing price of the Company's common stock on December 31, 1999 was $7.00.

----------------------------------------------------------------------------------------------------------------------------------
          9/20/95  9/29/95  12/29/95  3/29/96  6/28/96  9/30/96  12/31/96  3/31/97  6/30/97  9/30/97  12/31/97  3/31/97  6/30/98
----------------------------------------------------------------------------------------------------------------------------------
Pediatrix  100.00   102.50    137.50   177.50    242.50   250.63    185.00   164.38   229.06   220.63   213.75    232.50   185.94
Medical
Group

NYSE       100.00                                         117.26    125.23   127.23   147.62   158.73   163.18    182.84   184.74
Composite
Index

NASDAQ     100.00     97.96    99.15   103.78    112.26
Index

NASDAQ     100.00    100.43   116.44   121.41    131.99   131.22    116.25   108.54   121.15   131.82   118.47    129.94   118.15
Health
----------------------------------------------------------------------------------------------------------------------------------

(RESTUBBED TABLE)

          -------------------------------------------------------
          9/30/98  12/31/98  3/31/99  6/30/99  9/30/99  12/31/99
          -------------------------------------------------------
Pediatrix  224.38   299.69   140.63    106.25    69.38    35.00
Medical
Group

NYSE       161.04   190.20   192.68    206.90   189.23   207.59
Composite
Index

NASDAQ
Index

NASDAQ      88.61   100.38    89.87    111.81    82.58    81.40
Health
          -------------------------------------------------------

* Assumes $100 invested on 9/20/95 and reinvestment of dividends.

Certain Transactions

         In January 1999, Obstetrix Medical Group, Inc., a subsidiary of the Company ("Obstetrix"), issued shares in a private placement to various purchasers, including some of the Company's executive officers and directors, for a purchase price of $1 per share. In July 1999, the Company purchased all of the shares of Obstetrix held by purchasers other than the Company for a purchase price of $1 per share, the same price as the purchasers originally paid for the shares. As a result, the following executive officers and directors received payments from the Company in excess of $60,000 in connection with the repurchase of the Obstetrix shares: an entity affiliated with Dr. Roger Medel ($500,000); Lawrence Mullen ($100,000); and Kristen Bratberg ($100,000).

         In March 1997, Cesar L. Alvarez was appointed to the Board of Directors of the Company. Mr. Alvarez is the Chief Executive Officer and Managing Shareholder of Greenberg Traurig, P.A. which serves as the Company's principal outside counsel and receives customary fees for legal services. The Company currently anticipates that such arrangement will continue.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ending December 31, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with, except that two reports with respect to transactions were filed late by Michael Fernandez and Waldemar Carlo, M.D.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for the year ended December 31, 1999 were and for 2000 will be the firm of PricewaterhouseCoopers (formerly Coopers & Lybrand L.L.P.) ("PWC"). It is expected that representatives of such firm will (i) attend the Annual Meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

         The accounting firm of PWC was previously engaged as the principal independent accountants during fiscal years 1996 and 1997 and throughout fiscal year 1998. As a result of an accounting and auditing enforcement administrative proceeding in which the SEC determined that PWC had violated the auditor independence rules, the Company also engaged KPMG LLP ("KPMG") in January 1999 to audit the Company's 1998 financial statements. On March 29, 1999, the Company's Audit Committee dismissed PWC, and KPMG became the Company's principal independent accountants.

         On December 13, 1999, the Company dismissed the accounting firm of KPMG as the Company's principal accountant and retained the service of PWC as its principal accountant. The decision to change accountants was approved by the Company's Audit Committee.

         KPMG's report on the financial statements of the Company for fiscal year 1998 (the only year for which KPMG has issued a report on the financial statements of the Company) did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's most recent fiscal year and for the interim periods through December 13, 1999, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its audit report.

However, during the process of conducting the audit of the Company's 1998 financial statements, KPMG questioned the historical accounting of capitalizing certain acquisition-related bonus costs. The Company discussed the historical accounting with KPMG and PWC and sought clarification from the SEC regarding this accounting matter. The SEC did not require the Company to restate any financial statements provided that the Company agreed to prospectively adopt an accounting policy to expense all such bonuses for transactions occurring on or after January 1, 1999, which policy was adopted by the Company effective January 1, 1999.

         Also during the audit of the Company's 1998 financial statements, KPMG noted, in a report dated March 22, 1999, certain reportable conditions in the Company's internal control procedures regarding residual debit balances and overpayments due to patients and payors. These conditions were reported to and discussed with the Company's Audit Committee. As a result of these conditions, KPMG expanded the scope of its audit to ensure that the information contained in the Company's financial statements were fairly stated in accordance with generally accepted accounting principles. KPMG issued an unqualified opinion on the Company's 1998 financial statements. Subsequent to the completion of the 1998 audit, the Company has strengthened its controls over these areas through process change and the dedication of appropriate personnel. Through these changes, the Company has enhanced its ability to identify and resolve these items in a timely manner. Pediatrix has authorized KPMG to respond fully to any inquiries by PWC regarding these items.


                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as, in their discretion, they may deem appropriate unless they are directed by a proxy to do otherwise.


                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before December 17, 2000. Any shareholder proposal submitted other than for inclusion in the proxy materials for the 2001 Annual Meeting of the Shareholders must be delivered to the Company's principal executive offices on or before March 1, 2001, or such proposal will be considered untimely. If a shareholder proposal is received after March 1, 2001, the Company may vote in its own discretion as to the proposal all of the shares for which the Company has received proxies for the 2001 Annual Meeting of Shareholders.


                                      By Order Of The Board Of Directors


                                      Roger J. Medel, M.D., M.B.A.
                                      President and Chief Executive Officer


Sunrise, Florida
April 14, 2000

                                  FORM OF PROXY

                          PEDIATRIX MEDICAL GROUP, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE

                        BOARD OF DIRECTORS OF THE COMPANY


         The undersigned, a shareholder of PEDIATRIX MEDICAL GROUP, INC., a Florida corporation (the "Company"), hereby appoints Roger J. Medel, M.D., M.B.A. and Bruce A. Jordan, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of stock of the Company held of record by the undersigned at the close of business on March 15, 2000 at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Suites, 311 North University Drive, Plantation, Florida 33324, on May 8, 2000 at 9:00 a.m., local time, and at any adjournments thereof.

         The Board of Directors unanimously recommends a vote FOR each proposal.

         1.       ELECTION OF               Roger J. Medel, M.D., M.B.A.
                  DIRECTORS                 M. Douglas Cunningham, M.D.
                                            G. Eric Knox, M.D.
                                            Cesar L. Alvarez
                                            Michael B. Fernandez
                                            Waldemar A. Carlo, M.D.

                  [ ] 1 VOTE FOR all nominees listed above, except authority to vote withheld from the following nominees (if any).

                  [ ] 2  AUTHORITY TO VOTE WITHHELD from all nominees.

         2. Upon such other matters as may properly come before such Annual Meeting or any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

                               (See reverse side)

                           (Continued from other side)

         The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 2000 Annual Meeting, (2) the Proxy Statement, and (3) the Company's 2000 Annual Report to Shareholders.



Dated: _________________, 2000



----------------------------------
(Signature)


----------------------------------
(Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

                                      A-2